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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our reports dated January 31, 2002 relating to the consolidated financial statements and financial statement schedule of America West Holdings Corporation, which appear in America West Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our reports dated January 31, 2002 relating to the financial statements and financial statement schedule of America West Airlines, Inc., which appear in America West Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Phoenix, Arizona
August 5, 2002